EXHIBIT 23.1

TAUBER & BALSER, P.C.

Accountants and Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 4, 2005 (except for Note 15, as to which the date is April 11, 2005) appearing in the annual report on Form 10-KSB of LoyaltyPoint, Inc. for the year ended December 31, 2004.

/s/ Tauber & Balser, P.C.

Atlanta, Georgia

April 25, 2005